EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Form 10-K/A (Amendment No. 1) to the Annual Report of Inco Limited (the “registrant”) on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (this Form 10-K, as amended by Amendment No. 1, the “report”), we, Scott M. Hand, Chairman and Chief Executive Officer and Farokh S. Hakimi, Executive Vice President and Chief Financial Officer, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

August 10th, 2004

/s/ SCOTT M. HAND

Scott M. Hand
Chairman and Chief Executive Officer

/s/ FAROKH S. HAKIMI

Farokh S. Hakimi
Executive Vice President and Chief Financial Officer

      The foregoing information is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the report or as a separate disclosure document.